SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 25, 2003


Commission     Registrant, State of Incorporation              I.R.S. Employer
File Number       Address and Telephone Number                Identification No.
-----------       ----------------------------                 ----------------

1-8809      SCANA Corporation                                        57-0784499
            (a South Carolina Corporation)
            1426 Main Street, Columbia, South Carolina  29201
            (803) 217-9000

1-3375      South Carolina Electric & Gas Company                    57-0248695
            (a South Carolina Corporation)
            1426 Main Street, Columbia, South Carolina  29201
            (803) 217-9000

1-11429     Public Service Company of North Carolina, Incorporated   56-2128483
            (a South Carolina Corporation)
            1426 Main Street, Columbia, South Carolina  29201
            (803) 217-9000


                          Not applicable
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          (Former name or former address, if changed since last report)






This combined Form 8-K is separately filed by SCANA Corporation, South Carolina Electric & Gas Company and Public Service Company of North Carolina, Incorporated. Information contained herein relating to any individual company is filed by such company on its own behalf. Each company makes no representation as to information relating to other companies.



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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

              Exhibit 99            Press release dated July 25, 2003



Item 9. REGULATION FD DISCLOSURE and ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION


         Pursuant to the interim guidance provided in Release No. 33-8216, the registrants hereby furnish disclosure regarding the release of material non-public information relating to the registrants' results of operations for a completed quarterly fiscal period under Item 12 of Form 8-K.

         On July 25, 2003, SCANA Corporation, issued the press release attached hereto as Exhibit 99. The press release discloses a non-GAAP measure, net earnings from operations, which excludes from net income (loss) (i) the cumulative effects of mandated changes in accounting principles and (ii) the effects of sales of certain investments and impairment charges related to certain investments. Management considers net earnings from operations to be a relevant measure in assessing the Company's fundamental earnings in that it provides for improved transparency of financial information and for more meaningful comparability of period-over-period analysis.














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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SCANA Corporation
                                 South Carolina Electric & Gas Company
                         Public Service Company of North Carolina, Incorporated
                                         (Registrants)




July 25, 2003                    By:     s/James E. Swan, IV
                                         James E. Swan, IV
                                         Controller





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                                  EXHIBIT INDEX



Number


99.     Press release dated July 25, 2003.